Ike Rivera Joins ABQQ as General Manager of Cinemas Business

Rivera, a longtime senior operations executive of Bow Tie Cinemas, Loews Cineplex Entertainment and AMC Entertainment is responsible for advancing the company’s cinemas operations priorities and business development activity with an initial focus to reopen Mt. Kisco Theatre in New York. He will report to Chiyuan Deng, AB Intl Group CEO and President

NEW YORK, August 9, 2022 (GLOBE NEWSWIRE) -- AB International Group Corp. (OTC: ABQQ), an intellectual property (IP) and movie investment and licensing firm today announced the hiring of Ike Rivera as the Company’s Cinemas Business General Manager. Rivera comes to ABQQ from Bow Tie Cinemas, where his most recent position was Vice President of Operations. Based in ABQQ’s Mt Kisco Theater office, Rivera has already started in his ABQQ role and reports to report to Chiyuan Deng, AB Intl Group CEO and President.

Rivera brings over 30 years of cinema operations and strategy experience to ABQQ. In 17 years at Loews Cineplex Entertainment/AMC Entertainment as Managing Director, headed operations of a 16-screen theater complex. In 15 years at Bow Tie Cinemas, started as Operations Manager and then Director of Operations. Begun 2013 as Vice President of Operations and led operations of over 60 theater locations including new builds and renovations.

Chiyuan Deng, AB Intl Group CEO and President, said, “Ike is Performance-driven and highly motivated of operations savvy with more than 30 years of success in the theatrical exhibition industry, has extensive strategy, operations experience and connections within the movie theatre cinemas networks. He is the perfect person to help ABQQ continue to acquisition and distribution of movies and cinemas that benefit our existing studio partners, our customers and our shareholders. His considerable experience in CATO (Connecticut Association of Theater Owners) Board Member, NYTB (New York Talent Board) AMC Entertainment Market Recruiter, AMC Leadership Committee Member will greatly help ABQQ to create partnerships with movie distribution services including those from both established and emerging players.”

Ike Rivera said, “As an avid moviegoer, I’m thrilled to join ABQQ at this transformative time for the industry. I’m looking forward to helping Chiyuan and the ABQQ team lead the operations and set strategic direction, identify growth opportunities that will extend ABQQ cinemas development. ABQQ has focus long term cinemas business and I’m excited to continue growing that business through strategic partnerships and alliances that will add value for all stakeholders and audiences.”

About AB International Group Corp.

AB International Group Corp. is an intellectual property (IP) and movie investment and licensing firm, focused on acquisitions and development of various intellectual properties. We are engaged to acquisition and distribution of movies. The Company engages highly anticipated video streaming service targeting global multi-billion dollar and growing video streaming industry. The online service will be marketed and distributed in the world under the brand name ABQQ.tv. ABQQ.tv is expected to generate a new and profitable revenue stream immediately following its launch derived from its hybrid subscription and advertising business model. The company is investing in NFT movie and music marketplace as the unique entertainment industry Non-Fungible Token. www.stareastnet.io

For additional information visit www.abqqs.com and www.ABQQ.tv and NFT MMM www.stareastnet.io

Forward-Looking Statements

This press release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to changes to the Company's management team and statements relating to the Company's transformation, financial and operational performance including the acceleration of revenue and margins, and the Company's overall strategy. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the possibility of business disruption, competitive uncertainties, and general economic and business conditions in AB International Groups markets as well as the other risks detailed in company filings with the Securities and Exchange Commission. AB International Group undertakes no obligation to update any statements in this press release for changes that happen after the date of this release.

Investor Relations Contact:

Jeff Deng

(212) 918-4519

corp@abqqs.com

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